Exhibit 99

November 3, 2011

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HEI REPORTS THIRD QUARTER 2011 EARNINGS & DECLARES DIVIDEND

Diluted Earnings Per Share $0.50 in 3Q 2011 vs $0.35 in 3Q 2010

Interim Rate Relief Helps Financial Repair

Bank Continues Solid Performance

Board of Directors Declares Dividend of $0.31 Per Share

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter 2011 of $48.4 million, or $0.50 diluted earnings per share (EPS), compared to $32.4 million, or $0.35 diluted EPS for the third quarter 2010.

“While utility earnings are recovering from the depressed levels of 2010, returns will continue to fall short of those allowed by the Hawaii Public Utilities Commission.  Continued regulatory support to recover our investments in a timely manner is essential to our success in attracting the significant capital needed to fund our utilities’ reliability and clean energy plans.  Our bank continues to be a consistent source of capital for HEI and maintained its strong performance. This marks the fourth consecutive quarter of loan growth and we continue to maintain strong profitability metrics and healthy capital levels,” said Constance H. Lau, HEI president and chief executive officer.

UTILITY EARNINGS IMPROVE AND EXPENSE MANAGEMENT REMAINS A PRIORITY FOCUS

Electric utility net income for the third quarter 2011 was $38.0 million compared to $22.0 million in the third quarter 2010.  The $16.0 million net income improvement resulted primarily from regulatory action and continued cost management.  The significant increases over the prior year were (on an after-tax basis):

•                  $6 million of rate relief granted to all three utilities;

•                  $5 million net decoupling revenue adjustments recorded for our Oahu utility;

•                  $2 million higher fuel efficiency savings at our Hawaii Island and Maui County utilities; and

•                  $1 million lower depreciation expense primarily from the change in depreciation rates and methods.

These increases were partially offset by $1 million lower kilowatthour sales at the Hawaii Island and Maui County utilities. Kilowatthour sales were down 0.5% and 3.0% for Hawaii Island and Maui County, respectively, primarily due to increased customer conservation.

O&M expenses(1) were flat compared to the same quarter last year. Higher bad debt expense of $4 million, primarily due to two large commercial accounts, and $2 million higher maintenance expense to safely and responsibly operate our systems were largely offset by $3 million lower administrative and general expense from a regulatory change in the capitalization of costs and by $2 million lower claims reserves. We expect total 2011 O&M, which would have been flat compared to 2010, to be 3% higher due to externalities such as bad debt.

CONTINUED SOLID BANK PERFORMANCE AND MODERATE LOAN GROWTH

Bank net income for the third quarter 2011 was $15.5 million, essentially even with $15.2 million in the second, or linked, quarter 2011 and $15.3 million in the third quarter 2010.

(1)  Excludes demand side management (DSM) program costs.  DSM program costs were $1 million in the third quarter of 2010 and 2011.  DSM program costs are recovered through a surcharge.

Loan growth continued for the fourth consecutive quarter with an increase in loans of $40 million in the third quarter 2011.  Loan growth was driven primarily by home equity and commercial loans which more than offset the decline in residential mortgages resulting from the low interest rate environment.  Year-to-date, total loans increased by $129 million or 3.6%, meeting our target for mid-single digit loan growth.

Net interest margin was 4.11% in the third quarter 2011, up from 4.07% in the linked quarter but down from 4.31% in the third quarter 2010.  The improvement in net interest margin from the linked quarter was primarily attributable to the recognition of deferred loan fees due to higher loan prepayments from residential mortgage refinancings and slightly lower cost of funds.  The third quarter 2010 was higher primarily due to higher yields on earning assets in 2010 and the recognition of deferred loan fees from the refinancing wave in the second half of 2010.

Provision for loan losses (pretax) was $3.8 million in the third quarter 2011 compared to $6.0 million in the third quarter 2010 and $2.6 million in the linked quarter.  With year-to-date provision expense of $10.9 million, the company expects full-year provision expense to be in the lower end of the guidance range of $15 to $20 million.

The third quarter 2011 net charge-off ratio was 0.54%.  This is up slightly from 0.45% reported in the linked quarter and from 0.53% in the third quarter last year, but remains low compared to our peers.  The increase from the linked quarter is primarily due to the partial charge-offs of two commercial credits.

Noninterest expense (pretax) for the third quarter 2011 of $35.6 million improved from $36.2 million in the linked quarter and $36.3 million in the third quarter 2010.  2011 annual noninterest expense is on track to meet our target of $145 million.

The bank remains well-capitalized with a Tier 1 leverage ratio of 9.1% and total risk-based capital ratio of 13.0% as of the end of the third quarter 2011.

HOLDING AND OTHER COMPANIES

The holding and other companies’ net losses were $5.0 million in the third quarter 2011 compared to $4.8 million in the third quarter 2010.

BOARD DECLARES QUARTERLY DIVIDEND

On November 2, 2011, the board of directors of HEI maintained the regular quarterly cash dividend of 31 cents per share, payable on December 13, 2011, to shareholders of record at the close of business on November 21, 2011 (ex-dividend date is November 17, 2011).  The dividend is equivalent to an annual rate of $1.24 per share.

Dividends have been paid continuously since 1901.  At the indicated annual dividend rate and the closing share price on November 2, 2011 of $25.36, HEI’s yield is 4.9%.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its third quarter 2011 earnings on Thursday, November 3, 2011, at 8:00 a.m. Hawaii time (2:00 p.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (800) 299-7635, passcode:  75157227 for the teleconference call.  The presentation for the webcast will be on HEI’s website under the headings “Investor Relations”, “News & Events” and “Presentation & Webcasts”.  HEI and Hawaiian Electric Company, Inc. (HECO) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information.  Such disclosures will be included on HEI’s website in the Investor Relations section.  Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s (ASB) press releases, SEC filings and public conference calls and webcasts.  The information on HEI’s website is not incorporated by reference in this document or in the Company’s SEC filings unless, and except to the extent, specifically incorporated by reference.  Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.  No information on the PUC website is incorporated by reference in this document or in the Company’s SEC filings.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through November 17, 2011, by dialing (888) 286-8010, passcode: 80767105.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, HECO, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through ASB, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “predicts”, “estimates” or similar expressions.  In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussions (which are incorporated by reference herein) set forth on pages iv and v of HEI’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011 (when filed), and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  Forward-looking statements speak only as of the date of the report, presentation or filing in which they are made.  Except to the extent required by the federal securities laws, HEI, HECO, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Revenues
Electric utility	$820,254	$623,126	$2,194,327	$1,755,332
Bank	66,100	71,429	197,731	213,975
Other	1	(14)	(751)	(62)
	886,355	694,541	2,391,307	1,969,245
Expenses
Electric utility	745,298	571,783	2,031,645	1,619,945
Bank	42,931	47,040	128,988	142,040
Other	3,636	3,087	9,148	10,291
	791,865	621,910	2,169,781	1,772,276
Operating income (loss)
Electric utility	74,956	51,343	162,682	135,387
Bank	23,169	24,389	68,743	71,935
Other	(3,635)	(3,101)	(9,899)	(10,353)
	94,490	72,631	221,526	196,969
Interest expense–other than on deposit liabilities and other bank borrowings	(19,949)	(21,015)	(64,266)	(61,916)
Allowance for borrowed funds used during construction	658	492	1,731	2,061
Allowance for equity funds used during construction	1,570	1,197	4,131	4,817
Income before income taxes	76,769	53,305	163,122	141,931
Income taxes	27,894	20,385	57,700	51,677
Net income	48,875	32,920	105,422	90,254
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$48,404	$32,449	$104,005	$88,837
Basic earnings per common share	$0.50	$0.35	$1.09	$0.95
Diluted earnings per common share	$0.50	$0.35	$1.09	$0.95
Dividends per common share	$0.31	$0.31	$0.93	$0.93
Weighted-average number of common shares outstanding	95,873	93,699	95,365	93,148
Adjusted weighted-average shares	96,100	93,891	95,671	93,405

Income (loss) by segment
Electric utility	$37,959	$21,980	$74,172	$57,674
Bank	15,457	15,293	44,503	45,160
Other	(5,012)	(4,824)	(14,670)	(13,997)
Net income for common stock	$48,404	$32,449	$104,005	$88,837

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(dollars in thousands)	2011	2010
Assets
Cash and cash equivalents	$283,483	$330,651
Accounts receivable and unbilled revenues, net	342,901	266,996
Available-for-sale investment and mortgage-related securities	571,045	678,152
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable held for investment, net	3,622,181	3,489,880
Loans held for sale, at lower of cost or fair value	25,016	7,849
Property, plant and equipment, net of accumulated depreciation of $2,033,576 in 2011 and $2,037,598 in 2010	3,248,658	3,165,918
Regulatory assets	494,487	478,330
Other	496,638	487,614
Goodwill	82,190	82,190
Total assets	$9,264,363	$9,085,344
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$165,909	$202,446
Interest and dividends payable	28,010	27,814
Deposit liabilities	4,062,801	3,975,372
Short-term borrowings—other than bank	51,195	24,923
Other bank borrowings	237,934	237,319
Long-term debt, net—other than bank	1,340,038	1,364,942
Deferred income taxes	342,232	278,958
Regulatory liabilities	313,299	296,797
Contributions in aid of construction	344,110	335,364
Other	806,784	823,479
Total liabilities	7,692,312	7,567,414

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 95,975,524 shares in 2011 and 94,690,932 shares in 2010	1,347,255	1,314,199
Retained earnings	197,165	181,910
Accumulated other comprehensive loss, net of tax benefits	(6,662)	(12,472)
Total shareholders’ equity	1,537,758	1,483,637
Total liabilities and shareholders’ equity	$9,264,363	$9,085,344

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30,	2011	2010
(in thousands)
Cash flows from operating activities
Net income	$105,422	$90,254
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	111,516	117,109
Other amortization	14,552	2,995
Provision for loan losses	10,927	12,310
Loans receivable originated and purchased, held for sale	(137,507)	(286,950)
Proceeds from sale of loans receivable, held for sale	127,163	306,587
Changes in deferred income taxes	60,957	75,821
Changes in excess tax benefits from share-based payment arrangements	(39)	56
Allowance for equity funds used during construction	(4,131)	(4,817)
Change in cash overdraft	(2,688)	884
Changes in assets and liabilities
Increase in accounts receivable and unbilled revenues, net	(75,905)	(18,016)
Increase in fuel oil stock	(4,592)	(42,569)
Decrease in accounts, interest and dividends payable	(57,746)	(25,433)
Changes in prepaid and accrued income taxes and utility revenue taxes	40,418	(45,787)
Changes in other assets and liabilities	(87,258)	(5,585)
Net cash provided by operating activities	101,089	176,859
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(202,061)	(485,495)
Principal repayments on available-for-sale investment and mortgage-related securities	283,931	350,673
Proceeds from sale of available-for-sale investment and mortgage-related securities	32,799	—
Net decrease (increase) in loans held for investment	(153,745)	171,242
Proceeds from sale of real estate acquired in settlement of loans	5,298	3,405
Capital expenditures	(148,107)	(124,900)
Contributions in aid of construction	15,106	16,775
Other	(2,923)	1,615
Net cash used in investing activities	(169,702)	(66,685)
Cash flows from financing activities
Net increase (decrease) in deposit liabilities	87,429	(100,124)
Net increase (decrease) in short-term borrowings with original maturities of three months or less	26,272	(14,693)
Net increase (decrease) in retail repurchase agreements	614	(51,057)
Proceeds from issuance of long-term debt	125,000	—
Repayment of long-term debt	(150,000)	—
Changes in excess tax benefits from share-based payment arrangements	39	(56)
Net proceeds from issuance of common stock	14,861	16,672
Common stock dividends	(77,070)	(69,585)
Preferred stock dividends of subsidiaries	(1,417)	(1,417)
Other	(4,283)	(6,348)
Net cash provided by (used in) financing activities	21,445	(226,608)
Net decrease in cash and cash equivalents	(47,168)	(116,434)
Cash and cash equivalents, beginning of period	330,651	503,922
Cash and cash equivalents, end of period	$283,483	$387,488

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
(dollars in thousands, except per barrel amounts)	2011	2010	2011	2010

Operating revenues	$818,907	$622,223	$2,190,860	$1,751,029
Operating expenses
Fuel oil	352,475	235,534	925,476	662,608
Purchased power	188,484	147,880	508,179	404,175
Other operation	61,415	62,665	194,334	182,163
Maintenance	32,336	30,618	92,808	89,894
Depreciation	34,983	36,277	107,673	113,568
Taxes, other than income taxes	75,355	58,317	202,502	164,278
Income taxes	23,860	14,818	46,630	36,972
	768,908	586,109	2,077,602	1,653,658
Operating income	49,999	36,114	113,258	97,371
Other income
Allowance for equity funds used during construction	1,570	1,197	4,131	4,817
Other, net	1,170	510	2,978	2,123
	2,740	1,707	7,109	6,940
Interest and other charges
Interest on long-term debt	14,383	14,383	43,149	43,149
Amortization of net bond premium and expense	767	799	2,316	2,192
Other interest charges	(210)	653	965	1,861
Allowance for borrowed funds used during construction	(658)	(492)	(1,731)	(2,061)
	14,282	15,343	44,699	45,141
Net income	38,457	22,478	75,668	59,170
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to HECO	38,229	22,250	74,982	58,484
Preferred stock dividends of HECO	270	270	810	810
Net income for common stock	$37,959	$21,980	$74,172	$57,674
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,448	2,497	7,159	7,144
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	71.5	69.8	69.7	67.8
Cooling degree days (Oahu)	1,504	1,428	3,681	3,495
Average fuel oil cost per barrel	$135.66	$89.97	$120.13	$86.12
Customer accounts (end of period)	446,144	444,190

	Twelve months ended
Return on average common equity	September 30, 2011
(rate-making, simple average method)	Allowed %(1)	Actual %
HECO	10.00	6.36
HELCO	10.50	10.02
MECO	10.50	6.82

(1) Based on the decisions applicable to rates in effect on September 30, 2011 (interim decisions for HELCO and MECO; interim decision for HECO, which reflects the approval of decoupling and other cost-recovery mechanisms). Interim rates of HECO, HELCO and MECO became effective in July 2011, January 2011 and August 2010, respectively.

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(in thousands, except share data)	2011	2010
Assets
Utility plant, at cost
Land	$51,468	$51,364
Plant and equipment	4,951,799	4,896,974
Less accumulated depreciation	(1,948,464)	(1,941,059)
Construction in progress	136,640	101,562
Net utility plant	3,191,443	3,108,841
Current assets
Cash and cash equivalents	13,869	122,936
Customer accounts receivable, net	182,932	138,171
Accrued unbilled revenues, net	137,887	104,384
Other accounts receivable, net	7,581	9,376
Fuel oil stock, at average cost	157,297	152,705
Materials and supplies, at average cost	41,997	36,717
Prepayments and other	33,156	55,216
Regulatory assets	9,847	7,349
Total current assets	584,566	626,854
Other long-term assets
Regulatory assets	484,640	470,981
Unamortized debt expense	12,744	14,030
Other	77,366	64,974
Total other long-term assets	574,750	549,985
Total assets	$4,350,759	$4,285,680
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding 13,830,823 shares	$92,224	$92,224
Premium on capital stock	389,609	389,609
Retained earnings	876,109	854,856
Accumulated other comprehensive income, net of income taxes	905	709
Common stock equity	1,358,847	1,337,398
Cumulative preferred stock – not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,000,538	1,057,942
Total capitalization	2,393,678	2,429,633
Current liabilities
Current portion of long-term debt	57,500	—
Short-term borrowings from nonaffiliates	12,498	—
Accounts payable	140,838	178,959
Interest and preferred dividends payable	21,349	20,603
Taxes accrued	199,543	175,960
Other	54,413	56,354
Total current liabilities	486,141	431,876
Deferred credits and other liabilities
Deferred income taxes	320,582	269,286
Regulatory liabilities	313,299	296,797
Unamortized tax credits	59,947	58,810
Retirement benefits liability	325,060	355,844
Other	107,942	108,070
Total deferred credits and other liabilities	1,126,830	1,088,807
Contributions in aid of construction	344,110	335,364
Total capitalization and liabilities	$4,350,759	$4,285,680

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30,	2011	2010
(in thousands)
Cash flows from operating activities
Net income	$75,668	$59,170
Adjustments to reconcile net income to cash provided by operating activities
Depreciation of property, plant and equipment	107,673	113,568
Other amortization	12,694	5,360
Changes in deferred income taxes	51,120	74,720
Changes in tax credits, net	1,416	1,939
Allowance for equity funds used during construction	(4,131)	(4,817)
Change in cash overdraft	(2,688)	884
Changes in assets and liabilities
Increase in accounts receivable	(42,966)	(6,784)
Increase in accrued unbilled revenues	(33,503)	(11,590)
Increase in fuel oil stock	(4,592)	(42,569)
Increase in materials and supplies	(5,280)	(385)
Increase in regulatory assets	(34,231)	(3,269)
Decrease in accounts payable	(59,526)	(28,729)
Changes in prepaid and accrued income taxes and utility revenue taxes	44,498	(55,202)
Changes in other assets and liabilities	(45,684)	1,415
Net cash provided by operating activities	60,468	103,711
Cash flows from investing activities
Capital expenditures	(142,734)	(118,412)
Contributions in aid of construction	15,106	16,775
Other	77	657
Net cash used in investing activities	(127,551)	(100,980)
Cash flows from financing activities
Common stock dividends	(52,919)	(38,360)
Preferred stock dividends of HECO and subsidiaries	(1,496)	(1,496)
Net increase in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	12,498	—
Other	(67)	(1,409)
Net cash used in financing activities	(41,984)	(41,265)
Net decrease in cash and cash equivalents	(109,067)	(38,534)
Cash and cash equivalents, beginning of period	122,936	73,578
Cash and cash equivalents, end of period	$13,869	$35,044

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME DATA

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
(in thousands)	2011	2011	2010	2011	2010
Interest and dividend income
Interest and fees on loans	$46,240	$45,648	$49,221	$137,985	$148,294
Interest and dividends on investment and mortgage-related securities	3,654	3,793	3,852	11,216	10,815
Total interest and dividend income	49,894	49,441	53,073	149,201	159,109
Interest expense
Interest on deposit liabilities	2,166	2,387	3,390	7,146	11,665
Interest on other borrowings	1,375	1,382	1,414	4,124	4,258
Total interest expense	3,541	3,769	4,804	11,270	15,923
Net interest income	46,353	45,672	48,269	137,931	143,186
Provision for loan losses	3,822	2,555	5,961	10,927	12,310
Net interest income after provision for loan losses	42,531	43,117	42,308	127,004	130,876
Noninterest income
Fee income on deposit liabilities	4,492	4,599	6,109	13,540	21,520
Fees from other financial services	7,219	7,240	6,781	21,405	19,844
Fee income on other financial products	1,806	1,861	1,697	5,340	4,957
Other income	2,689	3,177	3,769	8,245	8,545
Total noninterest income	16,206	16,877	18,356	48,530	54,866
Noninterest expense
Compensation and employee benefits	17,646	18,166	18,168	53,317	54,477
Occupancy	4,313	4,288	4,176	12,841	12,617
Data processing	2,451	2,058	2,019	6,479	10,921
Services	1,686	1,949	1,544	5,406	5,117
Equipment	1,712	1,772	1,600	5,141	4,949
Other expense	7,763	7,955	8,798	23,651	25,819
Total noninterest expense	35,571	36,188	36,305	106,835	113,900
Income before income taxes	23,166	23,806	24,359	68,699	71,842
Income taxes	7,709	8,611	9,066	24,196	26,682
Net income	$15,457	$15,195	$15,293	$44,503	$45,160

OTHER BANK INFORMATION (%)
Return on average assets	1.26	1.24	1.26	1.22	1.23
Return on average equity	12.32	12.19	12.04	11.91	11.96
Net interest margin	4.11	4.07	4.31	4.11	4.23
Net charge-offs to average loans outstanding (annualized)	0.54	0.45	0.53	0.50	0.58
Efficiency ratio	56	57	54	57	57
As of period end
Nonperforming assets to loans outstanding and real estate owned **	1.94	1.69	1.87
Allowance for loan losses to loans outstanding	1.04	1.09	1.09
Tier-1 leverage ratio	9.1	9.1	9.3
Total risk-based capital ratio	13.0	13.3	14.2
Tangible common equity to total assets	8.6	8.5	8.8

**  Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED BALANCE SHEETS DATA

(Unaudited)

	September 30,	December 31,
(in thousands)	2011	2010

Assets
Cash and cash equivalents	$267,961	$204,397
Federal funds sold	—	1,721
Available-for-sale investment and mortgage-related securities	571,045	678,152
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable held for investment, net	3,622,181	3,489,880
Loans held for sale at lower of cost or fair value	25,016	7,849
Other	234,506	234,806
Goodwill	82,190	82,190
Total assets	$4,900,663	$4,796,759

Liabilities and shareholder’s equity
Deposit liabilities—noninterest-bearing	$951,978	$865,642
Deposit liabilities—interest-bearing	3,110,823	3,109,730
Other borrowings	237,934	237,319
Other	99,067	90,683
Total liabilities	4,399,802	4,303,374

Common stock	331,678	330,562
Retained earnings	170,614	169,111
Accumulated other comprehensive loss, net of tax benefits	(1,431)	(6,288)
Total shareholder’s equity	500,861	493,385
Total liabilities and shareholder’s equity	$4,900,663	$4,796,759

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.